Exhibit 3.491
FILED
JAN 16 1986
Administrator
MICHIGAN DEPARTMENT OF COMMERCE
Corporation & Securities Bureau

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)	Date Received
JAN 14 1986

EFFECTIVE DATE:

CORPORATION IDENTIFICATION NUMBER	3	0	3	—	4	2	7

ARTICLES OF INCORPORATION
For use by Domestic Profit Corporations
(Please read instructions and Paperwork Reduction Act notice on last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:
Article I

The name of the corporation is:
KCL & K — M, Inc.
Article II

The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.
Article III

The total authorized capital stock is:

1.	Common Shares	50,000	Par Value Per Share		$1.00

	Preferred Shares		Par Value Per Share	$
and/or shares without par value as follows:

2.	Common Shares	Stated Value Per Share	$

	Preferred Shares	Stated Value Per Share	$
A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

Article IV

1. The address of the registered office is:
c/o Kinney, Cook, Lindenfeld & Kelley
811 Ship Street, St. Joesph,		,	Michigan	49085
(Street Address)	(City)			(Zip Code)
2. The mailing address of the registered office if different than above:
c/o Kinney, Cook, Lindenfeld & Kelley
P.O. Box. 24, St. Joseph,		,	Michigan	49085
(P.O. Box)	(City)			(Zip Code)
3. The name of the resident agent at the registered office is: Paul J. Kelley
Article V

The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name	Residence or Business Address
811 Ship Street
Paul J. Kelley, P.O. Box 24, St. Joseph, Michigan 49085

FILED
SEP 3-1986
Administrator
MICHIGAN DEPARTMENT OF COMMERCE
Corporation & Securities Bureau

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)	Date Received
AUG 25 1986

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Corporations
(Please read instructions and Paperwork Reduction Act notice on last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is:
KCL & K — M, INC.

2. The corporation identification number (CID) assigned by the Bureau is:	3	0	3	—	4	2	7

3. The location of its registered office is:
c/o Kinney, Cook, Lindenfeld & Kelley
811 Ship Street, St. Joseph		,	Michigan	49085
(Street Address)	(City)			(Zip Code)

4. Article I of the Articles of Incorporation is hereby amended to read as follows:
ARTICLE I
          The name of the corporation is:
FLL, Inc.
ARTICLE IV
     1. The address of the registered office is:
16139 Red Arrow Highway, Union Pier, Michigan 49129
     2. The name of the resident agent at the registered office is:
Paul D. Oselka